Exhibit 3.23(a)

State of Delaware Secretary of State Division of Corporations Delivered 12:30 PM 10/16/2006 FILED 12:01 PM 10/16/2006 SRV 060945825 – 4235667 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Oncology Today, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is Oncology Today, LP.

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

Name	Address	Percent Interest

US Oncology Corporate, Inc.	16825 Northchase Drive, Suite 1300 Houston, TX 77060	1 % General Partner

AORT Holding Company, Inc.	16825 Northchase Drive, Suite 1300 Houston, TX 77060	99% Limited Partner

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership on this 13th day of October, 2006.

By:
B. Scott Aitken, Associate General Counsel
US Oncology Corporate, Inc., General Partner

By:
B. Scott Aitken, Associate General Counsel
AORT Holding Company, Inc., Limited Partner

DE076 - 01/14/2005 C T System Online